UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
May 13, 2022
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On May 13, 2022 (the “Closing Date”), AZZ Inc., a Texas corporation (the “Company”), entered into the Credit Agreement (the “New Credit Agreement”), by and among the Company, the Guarantors (as defined in the New Credit Agreement) from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders”), the L/C Issuers (as defined in the New Credit Agreement) from time to time party thereto and Citibank, N.A. (“Citi”), as Administrative Agent and Collateral Agent. The New Credit Agreement provides for an initial term loan in the aggregate principal amount of $1,300,000,000 (the “Initial Term Loan”) and a revolving credit facility in the aggregate principal amount of $400,000,000 (the “Revolving Facility”). The New Credit Agreement also provides for a letter of credit sub-facility of up to $100,000,000, which is part of, and not in addition to, the Revolving Facility. Borrowings under the Initial Term Loan and borrowings under the Revolving Facility would each currently bear interest at 4.25%. The Initial Term Loan matures on May 13, 2029 and the Revolving Facility matures on May 13, 2027. The Company is also obligated to pay other customary closing fees, arrangement fees and administrative fees for a credit facility of this size and type.

The proceeds of the Initial Term Loan will be used to finance a portion of the Precoat Purchase Price (as defined below), pay transaction-related costs owed under the Securities Purchase Agreement (as defined below) and refinance certain prior indebtedness, including the repayment of outstanding borrowings under the 2021 Credit Agreement (as defined below) and redemption of 100% of the Company’s NPA Notes (as defined below).

The obligations under the New Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the Company and the guarantors, collectively, the “Credit Parties”). The obligations under the New Credit Agreement are secured, subject to customary permitted liens and other agreed-upon exceptions, by a perfected security interest in all tangible and intangible assets of the Credit Parties, except for certain customary excluded assets.

The New Credit Agreement includes a financial covenant which provides for a maximum Total Net Leverage Ratio (as defined in the New Credit Agreement). The New Credit Agreement also includes customary affirmative covenants, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters. The New Credit Agreement also contains customary negative covenants, including, among others, restrictions on the incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, repurchases of equity interests in the Company and entering into affiliate transactions and asset sales.

The New Credit Agreement also provides for customary events of default, including, among others, non-payment of obligations; bankruptcy or insolvency event; failure to comply with covenants; breach of representations or warranties; defaults on other material indebtedness; impairment of any lien on any material portion of the Collateral (as defined in the New Credit Agreement); failure of any material provision of the New Credit Agreement or any guaranty to remain in full force and effect; a change of control of the Company; and material judgment defaults. The occurrence of an event of default could result in the acceleration of obligations under the New Credit Agreement.

Citi and certain of the other Lenders party to the New Credit Agreement, and their affiliates, from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business, and have received, and may in the future receive, customary fees for such transactions and services.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Convertible Subordinated Notes

On the Closing Date, the Company entered into a Securities Purchase Agreement (the “SPA”) with BTO Pegasus Holdings DE L.P., a Delaware limited partnership (together with its assignees, “Blackstone”), an investment vehicle of funds affiliated with Blackstone Inc., pursuant to which the Company issued and sold $240,000,000 in aggregate principal amount of 6.00% Convertible Subordinated Notes due 2030 (the “Convertible Notes”) to Blackstone. The Convertible Notes will mature on June 30, 2030. The Company used the proceeds of the Convertible Notes to fund in part the Company’s acquisition of Sequa Mezzanine Holdings L.L.C., a Delaware limited liability company (“Sequa Mezzanine”) (see Item 2.01 of this Current Report on Form 8-K for additional details regarding this acquisition).

Each Convertible Note has the rights, preferences and other designations set forth in the Indenture (as defined below). Upon the Company’s receipt of the approval of the shareholders of the Company at the Company’s 2022 annual meeting of shareholders of the amendment and restatement of the Company’s Certificate of Formation, in accordance with Section 21.054 of the Texas Business Organizations Code, which includes the designations, preferences, limitations and rights set forth in the Certificate of Designations (the “Certificate of Designations”) attached as Exhibit C to the SPA, the Convertible Notes will be exchanged (the “Exchange”) for 240,000 shares of the Company’s 6.0% Series A Convertible Preferred Stock (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in the Indenture. For additional details regarding the Series A Preferred Stock, see the information provided under the heading “Certificate of Designations” below.

Blackstone Board Member

For so long as Blackstone holds at least 65% of the Convertible Notes (or shares of Series A Preferred Stock issued upon the Exchange (or shares of the Company’s common stock issued upon conversion thereof)) issued under the SPA, Blackstone is entitled to designate one member of the Company’s board of directors (the “Board”). David M. Kaden was designated by Blackstone as its initial appointee to the Board upon issuance of the Convertible Notes (see Item 5.02 of this Current Report on Form 8-K for additional information regarding Mr. Kaden’s appointment to the Board).

Voting Agreement

Pursuant to the terms of the SPA, for so long as Blackstone is entitled to designate or nominate a director to the Board, Blackstone agreed that at each meeting of the Company’s shareholders it will vote (a) in favor of any Company “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (b) in favor of any Company proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (c) in favor of the Company’s next equity incentive plan that is approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated) so long as such plan is substantially similar to the Company’s existing equity incentive plan.

Standstill

Blackstone is subject to a standstill (subject to customary exceptions and an exception for acquisitions of additional securities in an amount up to 5% of the outstanding securities in any 12 month period) which applies until the later of May 13, 2023 or the date in which Blackstone is no longer entitled, or waives its rights, to designate one director to the Company’s Board. Pursuant to the standstill, Blackstone, generally, may not, nor may it cause any of its affiliates to (i) effect, seek, offer or cause any other person to do the same or participate in (A) any acquisition of any equity securities or rights or options to acquire the same, of the Company or (B) any tender or exchange offer, merger or other business combination involving the Company or assets of the Company or its subsidiary that constitute a significant portion of the consolidated assets of the Company; (ii) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (iii) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents; (iv) seek to advise, encourage or influence any person or entity with respect to the voting or disposition of any of the Company’s securities; (v) initiate, encourage or participate, directly or indirectly, in any “vote no,” “withhold” or similar campaign; (vi) otherwise act to seek representation on or to control or influence the management or policies of the Company or to obtain representation on the Board (other than as described above under the heading “Blackstone Board Member”); (vii) publicly submit any shareholder proposal to the Company; or (viii) publicly propose any change of control or other material transaction involving the Company.

Transfer Restriction

Upon the Exchange of the Convertible Notes to shares of Series A Preferred Stock, such shares of Series A Preferred Stock and any common stock issuable upon conversion or exercise thereof may not be transferred by Blackstone and its affiliates until May 13, 2023, other than to customary permitted transferees, upon the occurrence of a Fundamental Change Event (as defined below) or in connection with any bona fide margin loan or other financing.

Miscellaneous

The holders of the Convertible Notes have customary information and preemptive rights, and the Convertible Notes are subject to customary anti-dilution provisions.

Indenture

On the Closing Date, in connection with the transactions contemplated by the SPA, the Company entered into an Indenture (the “Indenture”) with UMB Bank, N.A., a national banking association, as trustee (the “Trustee”), which governs the form and terms of the Convertible Notes. The Convertible Notes bear interest at a per annum rate of 6.00%, payable semi-annually in arrears, on June 30 and December 31 of each year, beginning on June 30, 2022.

The Convertible Notes are unsecured subordinated obligations of the Company and are subordinated in right of payment to the payment of the Company’s Designated Senior Indebtedness (as defined in the Indenture), including the Company’s indebtedness under the New Credit Agreement.

Conversion

The Convertible Notes are convertible by the holder thereof at any time into shares of the Company’s common stock at a price (the “Note Conversion Price”) equal to a 25% premium to the volume-weighted average price of the Company’s common stock over the trailing 30 trading days prior to the Closing Date. The Company may provide the holders of Convertible Notes with notice of a mandatory conversion of a portion of the Convertible Notes (which may not in any single quarter exceed 25% of the Convertible Notes issued on the issuance date of the Convertible Notes) at the Note Conversion Price after May 13, 2024 if the closing price of the Company’s common stock exceeds 185% of the Note Conversion Price for 20 consecutive trading days prior to the date of such notice and certain other customary conditions specified in the Indenture are satisfied.

Fundamental Changes

If the Company undergoes a change of control, bankruptcy, insolvency, liquidation or de-listing of the Company’s common stock (each, a “Fundamental Change Event”), holders of the Convertible Notes have the right to require the Company to repurchase the Convertible Notes at a price equal to the greater of (i) the as-converted value of the Company’s common stock at the then-current Note Conversion Price or (ii) the Note Redemption Amount (as defined below).

Redemption

The Company has the right, at its option, to redeem for cash all or part (but in no case less than $10,000,000 principal amount (or such lesser amount to the extent such redemption relates to all of the outstanding Convertible Notes)) of the Convertible Notes at a price equal to the greater of (a) the principal amount of such Convertible Notes being redeemed plus accrued and unpaid interest and (b) the sum of (i) the product of the principal amount of such Convertible Notes being redeemed multiplied by the Note Return Factor as of the date of redemption minus (ii) the cumulative amount of any prior interest payments paid in respect of such Convertible Notes (such greater amount, the “Note Redemption Amount”). The “Note Return Factor” will be equal to 1.4 during the first two years after the issuance date of the Convertible Notes and, (a) in each of the three years thereafter, will increase by 0.15,(b) will increase by an additional 0.15 following the second anniversary of the issuance date of the Convertible Notes if (i) the Company’s ratio of net debt to EBITDA on the second anniversary of the issuance date of the Convertible Notes is greater than 3.5-to-1 and (ii) prior to the second anniversary of the issuance date of the Convertible Notes, the Company has not consummated dispositions of assets that, in the aggregate, resulted in proceeds in excess of $200,000,000, and (c) will increase by an additional 0.20 on the sixth anniversary of the issuance date of the Convertible Notes and each anniversary thereafter.

Notwithstanding the foregoing, in each case, holders of Convertible Notes will have the right to convert the Convertible Notes into shares of the Company’s common stock prior to any redemption.

Negative Covenants

The Indenture contains covenants prohibiting the Company from taking certain actions, including, among others:

•until the later of (i) the shareholder meeting to approve the issuance of the Series A Preferred Stock and (ii) the date of the Exchange, issuing equity securities that are senior to, or equal in priority with, the Series A Preferred Stock (other than the Series A Preferred Stock issuable in the Exchange);
•incurring any additional indebtedness (including refinancings of existing indebtedness) by the Company unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;
•refinancings of the New Credit Agreement;

•dividends or distributions upon, or redemptions of, shares of the Company’s common stock unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;
•amendments to the Company’s organizational documents that would have an adverse effect on the Series A Preferred Stock;
•any payment to, or any sale, lease, transfer or disposition of any properties or assets to, any affiliate of the Company, unless such transaction is on an arm’s length basis;
•any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting of the Company’s common stock; and
•any acquisition, investment, sale, disposition or similar transaction (whether of an entity, business, equity interests or assets) that has a total consideration (including assumption of liabilities) of $250,000,000 (or, when the Company’s market capitalization is $2,000,000,000 or greater, $500,000,000) or greater.

Events of Default

The Indenture contains customary events of default, including, among other things, non-payment by the Company of the principal of any Convertible Note when due; non-payment by the Company of any installment of interest on any Convertible Note when due, if the failure continues for 30 days after the date when due; non-compliance with certain covenants by the Company and such failure continues for 60 days, and the bankruptcy filing of the Company or a significant subsidiary. Upon an event of default under the Indenture, the Trustee or the holders of at least 25% of the Convertible Notes then outstanding, may, among other things, declare the principal of, and accrued and unpaid interest on, all the Convertible Notes to be immediately due and payable in full.

Certificate of Designations

Subject to the approval of the Company’s shareholders at the 2022 annual meeting of shareholders of the amendment and restatement of the Company’s Certificate of Formation in accordance with Section 21.054 of the Texas Business Organizations Code, each share of Series A Preferred Stock issuable upon conversion of the Convertible Notes will have the powers, designations, preferences and other rights of the shares of such Series A Preferred Stock as are set forth in the Certificate of Designations attached as Exhibit C to the SPA.

Ranking and Liquidation Preference

The Series A Preferred Stock will rank senior to the common stock of the Company, including with respect to both income and capital, but junior to the Company’s indebtedness. The Series A Preferred Stock will have a liquidation preference equal to the greater of (i) the Original Purchase Price (as defined below) plus accrued but unpaid dividends and (ii) the amount that would have been received had the shares of Series A Preferred Stock been converted immediately prior to liquidation (or other event giving rise to the payment).

Dividends

Holders of Series A Preferred Stock will be entitled to receive dividends at a rate of 6.0% per annum of the then applicable Series A Base Amount (defined as the sum of (i) $1,000 per share of Series A Preferred Stock (the “Original Purchase Price”) plus (ii) all PIK Dividends (as defined below) that have been paid with respect to such share as of such date), payable in cash or, at the Company’s election, in kind by accreting and increasing the then-applicable Series A Base Amount (the “PIK Dividend”), accruing daily and paid quarterly in arrears; provided that, following the calendar quarter ending June 30, 2027, the Company may not elect PIK Dividends and dividends on the Series A Preferred Stock must be paid in cash. The dividend will increase annually beginning with the dividend payable for the calendar quarter ending September 30, 2028 by one percentage point.

Holders of Series A Preferred Stock will participate equally and ratably with the holders of the Company’s common stock in any dividends paid on the Company’s common stock in excess of the Company’s current $0.17 quarterly dividend when, as and if declared by the Board as if such shares of Series A Preferred Stock had been converted to shares of common stock immediately prior to the record date for the payment of such dividend.

Conversion

Subject to a minimum conversion threshold of 1,000 shares of Series A Preferred Stock per conversion and customary anti-dilution and dividend adjustments, the Series A Preferred Stock is convertible by the holder at any time into shares of the

Company’s common stock based on the Series A Base Amount at a price per share of the Company’s common stock (the “Conversion Price”) equal to a 25% premium to the volume-weighted average price of the Company’s common stock over the trailing 30 trading days prior to the issuance date of the Series A Preferred Stock.

In addition, following the second anniversary of the issuance date of the Series A Preferred Stock, the Company will be entitled to provide holders of Series A Preferred Stock with notice of a mandatory conversion of a portion of the Series A Preferred Stock (which may not exceed 25% of the amount of Series A Preferred Stock issued in any single quarter) at the Conversion Price if the closing price of the Company’s common stock exceeds 185% of the Conversion Price for 20 consecutive trading days prior to the date of such notice and if an effective shelf registration statement covering resales of the converted common stock is in place.

Fundamental Changes

If the Company undergoes a Fundamental Change Event, holders of Series A Preferred Stock may elect to (i) receive the as-converted value of the Company’s common stock at the then-current Conversion Price, (ii) require the Company to redeem the Series A Preferred Stock in cash for the Redemption Amount (as defined below) or (iii) if a non-cash change of control, retain their shares of Series A Preferred Stock.

Redemption

The Company will have the right to redeem the Series A Preferred Stock at a price equal to the greater of (i) the Original Purchase Price per share plus accrued but unpaid dividends and (ii) the Original Purchase Price per share multiplied by the Return Factor (such greater amount, the “Redemption Amount”). The “Return Factor” will be equal to 1.4 during the first two years after the issuance date of the Series A Preferred Stock and, (a) in each of the three years thereafter, will increase by 0.15, (b) will increase by an additional 0.15 following the second anniversary of the issuance date of the Series A Preferred Stock if (i) the Company’s ratio of net debt to EBITDA on the second anniversary of the issuance date of the Series A Preferred Stock is greater than 3.5-to-1 and (ii) prior to the second anniversary of the issuance date of the Series A Preferred Stock, the Company has not consummated dispositions of assets that, in the aggregate, resulted in proceeds in excess of $200,000,000 and (c) will increase by an additional 0.20 on the sixth anniversary of the issuance date of the Series A Preferred Stock and each anniversary thereafter.

Voting

Holders of Series A Preferred Stock will be entitled to a number of votes on all matters presented to holders of voting capital stock of the Company equal to the number of shares of the Company’s common stock then issuable upon conversion of such holders’ Series A Preferred Stock.

The vote or consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be required for certain actions, including:

•issuances by the Company of equity securities that are senior to, or equal in priority with, the Series A Preferred Stock, including any additional shares of Series A Preferred Stock;
•incurrence of any additional indebtedness (including refinancings of existing indebtedness) by the Company unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;
•refinancings of the New Credit Agreement, subject to certain exceptions;
•dividends or distributions upon, or redemptions of, shares of the Company’s common stock unless the Company’s ratio of net debt to EBITDA does not exceed 5.5x;
•any acquisition, investment, sale, disposition or similar transaction (whether of an entity, business, equity interests or assets) that has total consideration (including assumption of liabilities) of at least $250,000,000 (or, when the Company’s market capitalization is $2,000,000,000 or greater, has total consideration (including assumption of liabilities) of at least $500,000,000).
•amendments to the Company’s organizational documents that would have an adverse effect on the holders of Series A Preferred Stock;
•any affiliate transaction except those on arms’-length terms; and
•any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting of the Company’s common stock.

Miscellaneous

The holders of Series A Preferred Stock will also have customary information and preemptive rights, and the Series A Preferred Stock will be subject to customary anti-dilution provisions. The Series A Preferred Stock and all shares of common stock issuable upon conversion of the Series A Preferred Stock will have customary demand and piggyback registration rights pursuant to the RRA (as defined below).

Holders of Series A Preferred Stock will also be prohibited from transferring shares of Series A Preferred Stock to any competitor of the Company or activist investors, subject to certain exceptions.

Registration Rights Agreement

In connection with the SPA, on May 13, 2022, the Company entered into a Registration Rights Agreement with Blackstone (the “RRA”). Pursuant to the RRA, the holders of Registrable Securities (as defined in the RRA) will have customary registration rights with respect to such Registrable Securities.

The foregoing descriptions of the Indenture, New Credit Agreement, SPA and RRA contained in Item 1.01 of this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, New Credit Agreement, SPA and RRA attached as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and each is incorporated herein by reference. The foregoing descriptions have been included to provide investors and security holders with information regarding the terms of the Indenture, New Credit Agreement, SPA and RRA and are qualified in their entirety by the terms and conditions of the Indenture, New Credit Agreement, SPA and RRA.

Item 1.02	Termination of Material Definitive Agreement.

2021 Credit Agreement

On May 13, 2022, in connection with the Company’s entrance into the New Credit Agreement, the Company terminated its Credit Agreement, dated as of July 8, 2021, by and among the Company, as Borrower, Citi, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto (the “2021 Credit Agreement”). The 2021 Credit Agreement provided for a senior un-secured revolving credit facility with a principal amount of up to $400,000,000 revolving loan commitments and included an additional $200,000,000 uncommitted incremental accordion facility. The 2021 Credit Agreement also included a letter of credit sub-facility up to $85,000,000 for the issuance of standby and commercial letters of credit. The 2021 Credit Agreement would have expired in July 2026. The 2021 Credit Agreement was terminated at the Company’s option in accordance with the termination provisions of the 2021 Credit Agreement. Citi served as the Administrative Agent, Swing Line Lender and an L/C Issuer under the 2021 Credit Agreement and serves as the Administrative Agent and Collateral Agent under the New Credit Agreement. In addition, certain of the Lenders under the New Credit Agreement were lenders under the 2021 Credit Agreement at the time of its termination.

2020 Note Purchase Agreement

In connection with the Company’s entrance into the New Credit Agreement, the Company provided a notice of redemption under the Note Purchase Agreement, dated as of October 9, 2020, by and between the Company and the purchasers party thereto (the “NPA”), relating to all of the Company’s outstanding (i) $70,000,000 2.77% Senior Notes, Series 2020A due January 19, 2028 and (ii) $80,000,000 3.17% Senior Notes, Series 2020B due December 17, 2032 (together, the “NPA Notes”). In accordance with Section 8.2 of the NPA, the Company will redeem the NPA Notes at a redemption price equal to 100% of the principal amount of the NPA Notes to be redeemed plus the Make-Whole Amount (as defined in the NPA), plus accrued and unpaid interest, if any, until June 6, 2022.

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously reported in a Current Report on Form 8-K filed by the Company on March 7, 2022, the Company entered into a Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”), dated March 7, 2022, by and between the Company and Sequa Corporation, a Delaware corporation (the “Seller”), as amended by that First Amendment to Securities Purchase Agreement (the “First Amendment”), dated May 6, 2022, by and between the Company and the Seller. Pursuant to the terms of the Securities Purchase Agreement, on the Closing Date, the Company completed the acquisition of all of the membership interests of Sequa Mezzanine for $1,283,000,000, subject to certain working capital adjustments (the “Precoat Purchase Price”). The Company and the Seller also entered into certain ancillary agreements as of the Closing Date, including a transition services agreement. The Precoat Purchase Price was funded through the net proceeds of the Company’s offering of the Convertible Notes and borrowings under the New Credit Agreement.

The foregoing descriptions of the Securities Purchase Agreement and First Amendment and the transaction contemplated thereby are qualified in their entirety by reference to the full text thereof, filed as Exhibits 2.1 and 2.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2022 and March 9, 2022, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the New Credit Agreement, SPA and Indenture are incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.
The information set forth in Item 1.01 with respect to the SPA, the Indenture, the RRA and the Certificate of Designations is incorporated by reference in this Item 3.02.

As described in Item 1.01, on the Closing Date, the Company issued the Convertible Notes for $240,000,000. The Company offered and sold the Convertible Notes to Blackstone in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company will rely on this exemption from registration based in part on representations made by Blackstone in the SPA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangemets of Certain Officers.

In connection with the Company’s entrance into the SPA, effective May 13, 2022, the Board appointed David M. Kaden to serve as a member of the Board, with his initial term expiring at the Company’s 2022 annual meeting of shareholders. Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Kaden, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Kaden was selected as a director. Mr. Kaden is a managing director of an affiliate of Blackstone, and, other than as described in Item 1.01, there are no transactions directly or indirectly involving Mr. Kaden that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. Mr. Kaden does not serve on any committees of the Board.

Item 7.01	Regulation FD Disclosure.
The Company issued a press release, dated May 13, 2022, relating to the closing of the Securities Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.

The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st calendar day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information.
The Company will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st calendar day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated as of May 13, 2022, by and between AZZ Inc. and UMB Bank, N.A.
10.1	Credit Agreement, dated as of May 13, 2022, by and among AZZ Inc., the Guarantors, the Lenders, the L/C Issuers and Citibank, N.A., as Administrative Agent and Collateral Agent.
10.2	Securities Purchase Agreement, dated as of May 13, 2022, by and between AZZ Inc. and BTO Pegasus Holdings DE L.P.
10.3	Registration Rights Agreement, dated as of May 13, 2022, by and between AZZ Inc. and BTO Pegasus Holdings DE L.P.
99.1	Press release dated May 13, 2022.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: May 16, 2022	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary